EXHIBIT 99.1


         Global Partners Completes Acquisition of Long Island
              Refined Products Terminals from ExxonMobil

    WALTHAM, Mass.--(BUSINESS WIRE)--Nov. 15, 2007--Global Partners LP (NYSE: GLP), one of the Northeast's largest wholesale distributors of gasoline, distillates and residual oil to wholesalers, retailers and commercial customers, today announced that it has completed its previously announced acquisition of two refined products terminals on Long Island, New York from ExxonMobil Oil Corporation. The terminals have a combined active storage capacity of 430,000 barrels, increasing Global's total storage capacity to approximately 8.8 million barrels. ExxonMobil has entered into long-term throughput contracts with Global to use each of the terminals.

    "By acquiring these assets, we have greatly expanded our share of the Metropolitan New York refined products storage market," said Eric Slifka, president and chief executive officer of Global Partners. "Following our announcement earlier this week of a 474,000 barrel expansion in Providence, the addition of these Long Island terminals further enhances our leadership position in the Northeast. We continue to expect these strategically located terminals to be accretive to unitholders in the first 12 months of operation and to generate improving returns over time as we further realize their business potential."

    The properties acquired by Global from ExxonMobil are the:

    -- Inwood, New York terminal, which has active storage capacity of 326,000 barrels and is supplied by barge and the Buckeye Pipeline system. Products distributed from this terminal include gasoline, ultra low sulfur diesel and heating oil.

    -- Glenwood Landing, New York terminal, which has active storage capacity of 104,000 barrels and is supplied by barge. Products distributed from this terminal include gasoline, ultra low sulfur diesel and heating oil.

    About Global Partners LP

    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls and has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the region. Global Partners LP, a FORTUNE 500(R) company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, goals, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the three months ended September 30, 2007. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Global Partners LP
             Thomas J. Hollister, 781-894-8800
             Chief Operating Officer and
             Chief Financial Officer
             or
             Edward J. Faneuil, 781-894-8800
             Executive Vice President
             General Counsel and Secretary